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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Michael Anthony Jewelers, Inc. and subsidiaries on Form S-3 of our report dated April 20, 1998, appearing in the Annual Report on Form 10-K of Michael Anthony Jewelers, Inc. and subsidiaries for the year ended January 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Deloitte & Touche LLP
Parsippany, New Jersey
March 17, 1999